                                                                   EXHIBIT 12.1

                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                                                                                     HISTORICAL
                                                 ------------------------------------------------------------------------------
                                                        Six months
                                                          Ended                                                January 10, 1994
                                                         June 30,               Year ended December 31,           (Inception)
                                                 ---------------------     ----------------------------------       Through
                                                   1998         1997         1997         1996         1995    December 31, 1994
                                                 --------     --------     --------     --------     --------  -----------------
Earnings (1)                                     $ 35,586     $ 12,763     $ 67,535     $ 15,696     $ 14,988  $           7,702

Fixed charges:
     Interest expense                              34,778       20,604       51,385       24,802       13,322              1,576
     Capitalized interest                           1,252          475        1,300          821          113                 29
                                                 --------     --------     --------     --------     --------  -----------------

        Total fixed charges (A)                    36,030       21,079       52,685       25,623       13,435              1,605
                                                 --------     --------     --------     --------     --------  -----------------

        Earnings before fixed charges (2)(B)     $ 70,364     $ 33,367     $118,920     $ 40,498     $ 28,310  $           9,278
                                                 ========     ========     ========     ========     ========  =================

Ratio of earnings to fixed
     charges (B divided by A)                     2.0:1.0      1.6:1.0      2.3:1.0      1.6:1.0      2.1:1.0            5.8:1.0
                                                 ========     ========     ========     ========     ========  =================



                                                                        PRO FORMA
                                                   ------------------------------------------------
                                                        Six months ended             Year ended
                                                         June 30, 1998           December 31, 1997
                                                   -----------------------     ---------------------
                                                   Pre-Merger       Merger     Pre-Merger     Merger
                                                   -----------------------     ---------------------


Earnings (1)                                       $   42,521     $ 37,363     $ 92,316     $104,731

Fixed charges:
     Interest expense                                  41,730       57,382       85,681      106,890
     Capitalized interest                               1,252        1,252        1,300        1,300
                                                   ----------     --------     --------     --------

        Total fixed charges (A)                        42,982       58,634       86,981      108,190
                                                   ----------     --------     --------     --------

        Earnings before fixed charges (2)(B)       $   84,251     $ 94,745     $177,997     $211,621
                                                   ==========     ========     ========     ========

Ratio of earnings to fixed
     charges (B divided by A)                         2.0:1.0      1.6:1.0      2.0:1.0      2.0:1.0
                                                   ==========     ========     ========      =======


AIMCO PREDECESSORS


                                                                          HISTORICAL
                                                             -----------------------------------
                                                             January 1, 1994        Year ended
                                                                Through             December 31,
                                                             July 28, 1994             1993
                                                             ---------------      --------------
Earnings (1)                                                 $        (1,463)     $          627

Fixed charges:
     Interest expense                                                  4,214               3,510
     Capitalized interest                                                 --                  --
                                                             ---------------      --------------

        Total fixed charges (A)                                        4,214               3,510
                                                             ---------------      --------------

        Earnings before fixed charges (2) (B)                $         2,751      $        4,137
                                                             ===============      ==============

Ratio of earnings to fixed
     charges (B divided by A)                                             (3)            1.2:1.0
                                                             ===============      ==============

(1) Earnings represents pretax income before Minority Interest in Operating Partnership and minority interest in other partnerships Equity in earnings of unconsolidated subsidiaries and partnerships is included in earnings only to the extent of dividends and distributions received.

(2)  Earnings before fixed charges exclude capitalized interest.

(3) Earnings for the period January 1, 1994 through July 28, 1994 were inadequate to cover fixed charges. The deficiency for the period was $1,463.